Exhibit 99.1

KBR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 The following unaudited pro forma condensed consolidated financial statements of KBR, Inc. (KBR) as of March 31, 2007 and statements of operations for the three months then ended and for each of the years ended December 31, 2006, 2005, and 2004 give effect to KBR’s completion of the sale of its 51% ownership interest in Devonport Management Limited (DML) upon consummation of the purchase and sale agreement on June 28, 2007. Under the terms of the purchase and sale agreement, KBR received $345 million in cash proceeds, net of direct transaction costs, for its 51% interest in DML.  For purposes of the unaudited pro forma condensed consolidated balance sheet, we assume that the sale occurred as of March 31, 2007, and for the unaudited pro forma condensed consolidated statements of operations for the aforementioned periods, we assume that the sale occurred on January 1, 2004.
We derived the unaudited pro forma condensed consolidated financial statements from the historical consolidated financial statements of KBR and DML. The pro forma adjustments are based on currently available information and certain preliminary estimates and assumptions and, therefore, the actual effects of the sale may differ from the effects reflected in the unaudited pro forma condensed consolidated financial statements. However, despite the fact that data is not available to make precise estimates, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the sale as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
You should read the following information in conjunction with KBR’s consolidated financial statements and the accompanying notes and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in KBR’s Annual Report on Form 10-K for the year ended December 31, 2006.

KBR, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2007
($ millions)

	KBR	Pro Forma		KBR
	Historical	Adjustments		Pro Forma
		(A)
Assets

Cash and equivalents	$1,287	$336	(B)	$1,623
Receivables	2,310	(176)		2,134
Deferred income taxes	138	-		138
Other current assets	259	(24)		235
Total current assets	3,994	136		4,130
Property, plant, and equipment, net	491	(280)		211
Goodwill	289	(38)		251
Other assets	671	(32)		639
Total assets	$5,445	$(214)		$5,231

Liabilities, Minority Interest and Shareholders’ Equity

Accounts Payable	$1,177	$(97)		$1,080
Due to Halliburton, net	29	-		29
Advanced billings on uncompleted contracts	1,094	(123)		971
Income taxes payable	-	119	(B),(C)	119
Other current liabilities	638	(42)		596
Total current liabilities	2,938	(143)		2,795
Employee compensation and benefits	406	(192)		214
Other non-current liabilities	256	(6)		250
Total liabilities	3,600	(341)		3,259
Minority interest in consolidated subsidiaries	28	(46)		(18)
Preferred stock	-	-		-
Common stock	-	-		-
Paid-in capital in excess of par value	2,060	-		2,060
Accumulated other comprehensive loss	(288)	69	(B),(D)	(219)
Retained earnings	45	104	(B)	149

Total stockholders’ equity and other accumulated comprehensive loss	1,817	173		1,990

Total liabilities, minority interest, stockholders’ equity and other accumulated comprehensive loss	$5,445	$(214)		$5,231

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

 KBR, INC.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2007
($ millions, except per share amounts)

Sale of DML
KBR	Pro Forma	Eliminate	KBR
Historical	Adjustments	Intercompany	Pro Forma
(A)

Revenue:
Services	$2,253	$(224)	$-	$2,029
Equity in losses of unconsolidated affiliates, net	(2)	-	-	(2)
Total Revenue	2,251	(224)	-	2,027

Operating costs and expenses:
Cost of services	2,160	(209)	2	(E)	1,953
General and administrative	29	-	-	29
Total operating costs and expenses	2,189	(209)	2	1,982

Operating income	62	(15)	(2)	45

Interest income, net	13	-	-	13
Foreign currency losses, net	(3)	-	-	(3)
Income from continuing operations before income taxes and minority interest	72	(15)	(2)	55

Provision for income taxes	(32)	6	(F)	-	(26)

Minority interest in net income of subsidiaries	(10)	5	-	(5)
Income from continuing operations	$30	$(4)	$(2)	$24

Basic and diluted income per share from continuing operations	$0.18	$0.14

Basic and diluted weighted average shares outstanding	168	168

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

KBR, INC.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
($ millions, except per share amounts)

Sale of DML
KBR	Pro Forma	Eliminate	KBR
Historical	Adjustments	Intercompany	Pro Forma
(A)

Revenue:
Services	$9,626	$(828)	$-	$8,798
Equity in earnings of unconsolidated affiliates, net	7	-	-	7
Total Revenue	9,633	(828)	-	8,805

Operating costs and expenses:
Cost of services	9,285	(742)	8	(E)	8,551
General and administrative	108	-	-	108
Gain on sale of assets, net	(6)	-	-	(6)
Total operating costs and expenses	9,387	(742)	8	8,653

Operating income	246	(86)	(8)	152

Interest expense related party	(36)	(l	)	1	(E)	(36)
Interest income, net	26	1	-	27
Foreign currency gains, net related party	-	1	-	1
Foreign currency losses, net	(16)	-	-	(16)
Income from continuing operations before income taxes and minority interest	220	(85)	(7)	128

Provision for income taxes	(129)	35	(F)	-	(94)

Minority interest in net loss (income) of subsidiaries	(10)	30	-	20
Income from continuing operations	$81	$(20)	$(7)	$54

Basic and diluted income per share from continuing operations	$0.58	$0.39

Basic and diluted weighted average shares outstanding	140	140

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

KBR, INC.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
($ millions, except per share amounts)

Sale of DML
KBR	Pro Forma	Eliminate	KBR
Historical	Adjustments	Intercompany	Pro Forma
(A)

Revenue:
Services	$10,206	$(855)	$-	$9,351
Equity in losses of unconsolidated affiliates, net	(60)	-	-	(60)
Total Revenue	10,146	(855)	-	9,291

Operating costs and expenses:
Cost of services	9,716	(791)	6	(E)	8,931
General and administrative	85	-	-	85
Gain on sale of assets, net	(110)	-	-	(110)
Total operating costs and expenses	9,691	(791)	6	8,906

Operating income	455	(64)	(6)	385

Interest expense related party	(24)	(1)	1	(E)	(24)
Interest expense, net	(4)	3	-	(1)
Foreign currency gains, net related party	3	-	-	3
Foreign currency gains, net	4	(2)	-	2
Other, net	(1)	-	-	(1)
Income from continuing operations before income taxes and minority interest	433	(64)	(5)	364

Provision for income taxes	(182)	22	(F)	-	(160)

Minority interest in net income of subsidiaries	(41)	22	-	(19)
Income from continuing operations	$210	$(20)	$(5)	$185

Basic and diluted income per share from continuing operations	$1.54	$1.36

Basic and diluted weighted average shares outstanding	136	136

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

KBR, INC.
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
($ millions, except per share amounts)

Sale of DML
KBR	Pro Forma	Eliminate	KBR
Historical	Adjustments)	Intercompany	Pro Forma
(A)
Revenue:
Services	$11,960	$(731)	$-	$11,229
Equity in losses of unconsolidated affiliates, net	(54)	-	-	(54)
Total Revenue	11,906	(731)	-	11,175

Operating costs and expenses:
Cost of services	12,171	(681)	6	(E)	11,496
General and administrative	92	-	-	92
Total operating costs and expenses	12,263	(681)	6	11,588

Operating loss	(357)	(50)	(6)	(413)

Interest expense related party	(15)	(2)	2	(E)	(15)
Interest income, net	2	3	-	5
Foreign currency losses, net related party	(18)	-	-	(18)
Foreign currency gains, net	5	1	-	6
Other, net	(2)	-	-	(2)
Loss from continuing operations before income taxes and minority interest	(385)	(48)	(4)	(437)

Benefit for income taxes	96	17	(F)	-	113

Minority interest in net income of subsidiaries	(25)	18	-	(7)
Loss from continuing operations	$(314)	$(13)	$(4)	$(331)

Basic and diluted loss per share from continuing operations	$(2.31)	$(2.43)

Basic and diluted weighted average shares outstanding	136	136

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Note 1.	Pro Forma Adjustments and Assumptions

Pro Forma Balance Sheet and Statements of Operations

Calculation of gain on sale of DML (B)	Notes	(In millions)
Proceeds received in GBP		£350
Conversion rate of GBP into US dollars as of March 30, 2007		1.9685
Gross proceeds received by all DML partners in US dollars for sale of DML		$689
KBR’s ownership percentage in DML		51%
KBR’s proceeds based on its ownership percentage		$351
Less: Direct transaction costs		$(6)
KBR’s share of proceeds, net of direct transaction costs		$345
Less: KBR's net book value of DML's net assets at March 31, 2007		(53)
Add: Portion of cumulative translation adjustment gain KBR recorded in other accumulated comprehensive income for DML	(D)	22
Less: Portion of minimum pension liability recorded in other accumulated comprehensive income for DML	(D)	(91)
Gain on sale of DML, before income taxes		$223
Less: Income tax provision	(C)	(119)
Net gain from the sale of DML		$104

(A)	Adjustment to eliminate DML balances from KBR’s historical consolidated financial statements.

(B)	Adjustment to record the cash proceeds less DML cash sold, income taxes payable, and estimated gain to be recognized by KBR as a result of the sale as of March 31, 2007.

(C)	Calculated tax effect on gain from the sale of DML based on United States statutory rate of 36.25% (35% federal rate plus 1.25% state rate).

(D)	Removal of cumulative translation adjustment and minimum pension liability related to DML from other accumulated comprehensive income.

(E)	Eliminate intercompany transactions with KBR from the DML statements of operations related primarily to the management fee and interest on intercompany transactions.

(F)
Generally the taxes for DML are calculated at the United Kingdom (UK) statutory rate of 30%; however, the effective tax rate for DML usually exceeds the UK statutory rate for two primary reasons:  a) some portion of the DML earnings are also subject to US tax at the higher rate of 35%; and, b) certain adjustments for prior year taxes have been recognized.  Combined, the effects of these two items result in an effective rate higher than the UK statutory rate.

Note 2.	Pro Forma Minority Interest

As reflected in the pro forma balance sheet as of March 31, 2007, KBR’s pro forma minority interest balance reflects the absorption of losses by a minority interest shareholder on a consolidated joint venture where the minority interest shareholder is contractually obligated to fund losses suffered by the joint venture.